ServiceSource Announces Planned CFO Transition
Chad W. Lyne to Succeed Richard G. Walker as Chief Financial Officer on November 1
DENVER, October 28, 2020 - ServiceSource International, Inc. (NASDAQ: SREV), the customer journey experience company, today announces that Chad W. Lyne, ServiceSource’s Executive Vice President of Strategy, Corporate Development, and Investor Relations, will succeed Richard G. Walker as Chief Financial Officer (CFO) on November 1, 2020. Walker, a member of the Company’s Board of Directors since October 2017 and CFO since November 2018, will continue serving on the Company’s Board of Directors and will continue to serve in an advisory capacity to ServiceSource through December 15, 2020 as part of the planned transition.
“Rich has been a valuable partner to me and a tremendous asset to the Company since he dropped down from the Board to assume the CFO role two years ago. He has been instrumental in fostering a world-class finance and accounting team and building a culture of financial discipline and accountability throughout the Company,” said Gary B. Moore, chairman and chief executive officer of ServiceSource. “The Company has a strong succession planning process in place that is regularly reviewed by the Board, allowing us to have a well-planned, smooth, and seamless transition of the CFO responsibilities to Chad Lyne as Rich steps back from day-to-day involvement. As a member of the ServiceSource executive team for more than four years, Chad has worked closely with the Board, Rich, and leaders throughout the business on a variety of enterprise-wide strategic initiatives. Chad brings extensive domain expertise, industry experience, and financial and strategic acumen that are well-suited to support our ongoing transformation.”
“The past two years in this role have been incredibly rewarding and as meaningful to me personally as any in my career,” commented Walker. “We have made important strides operationally, financially, and strategically in pursuit of our longer-term objectives. I remain deeply committed to the Company and its strategy, and look forward to continuing to support Gary, Chad, and the rest of the leadership team in my continuing role on the Board of Directors.”
“I greatly value the opportunity I have had to work alongside Rich and I am honored to continue building on the accomplishments he brought to the Company,” said Lyne. “ServiceSource has a first-rate global finance and accounting department with a team of professionals who have been instrumental in driving greater insight, efficiency, and effectiveness in all areas of the business. It’s a tremendous privilege and opportunity to take on the CFO role at this point in the Company’s evolution. I look forward to working with Gary and the entire leadership team as we continue to strengthen the fundamentals of the business, enhance our value proposition, and execute our strategy to build a more valuable enterprise.”
Since joining ServiceSource in April 2016, Lyne has been a member of the executive leadership team, overseeing areas including strategic planning, corporate development, and investor relations. Prior to joining ServiceSource, Lyne served as Global Vice President - Strategy & Corporate Development at SYKES Enterprises, Inc. (NASDAQ: SYKE), a global business process outsourcing company with revenue of $1.6 billion, where he spearheaded an inorganic growth strategy and led multiple acquisitions that successfully accelerated the company’s digital transformation efforts. Lyne joined SYKES from Alpine Access, a cloud-based technology-enabled services company where as Vice President of Strategy & Corporate Development he helped support a tripling of revenue and its ultimate sale to SYKES. Prior to Alpine Access, Lyne spent nearly a decade in private equity and investment banking primarily focused on tech-enabled business services.

Forward-Looking Statements
This press release contains forward-looking statements, including statements regarding our ability to enhance our value proposition and execute on our strategy. These forward-looking statements are based on our current assumptions and beliefs, and involve risks and uncertainties that could cause our results to differ materially from our forward-looking statements. Those risks and uncertainties include that we may be unable to attract and retain the highly skilled employees we need to support our planned growth; changes in market conditions that impact our ability to sell our solutions and/or generate service revenue on our clients’ behalf; general political, economic and market conditions and events; and other risks and uncertainties described more fully in our periodic reports and registration statements filed with the Securities and Exchange Commission, which can be obtained online at the Commission’s website at https://www.sec.gov. All forward-looking statements in this press release are based on information currently available to us, and we assume no obligation to update these forward-looking statements.
About ServiceSource
ServiceSource International, Inc. (NASDAQ: SREV) is a global outsourced go-to-market services provider that accelerates B2B digital sales and customer success transformation.  Our expert sales professionals, data-powered insights and proven methodologies scale and reimagine customer journey experiences (CJX™) into profitable business outcomes. Backed by more than 20 years of experience, ServiceSource drives billions of dollars in client value annually, conducting commerce in 45 languages and 178 countries. To learn more about how we design, develop and manage CJX solutions that transform the agility, speed, efficiency and value of our clients’ growth initiatives, visit www.servicesource.com.
Trademarks
ServiceSource®, and any ServiceSource product or service names or logos above are trademarks of ServiceSource International, Inc. All other trademarks used herein belong to their respective owners.
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Media and Investor Contact:
Elise Brassell
ebrassell@servicesource.com
investorrelations@servicesource.com
303-889-8616